Acquisition of Georgia Commerce Bancshares, Inc. December 8, 2014 Exhibit 99.2

Safe Harbor And Legend
2
Statements contained in this presentation which are not historical facts and which pertain to future operating results of IBERIABANK Corporation and its subsidiaries constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-
looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in IBERIABANK Corporation’s periodic filings with the
SEC.
In connection with the proposed merger, IBERIABANK Corporation will file a Registration Statement on
Form S-4 that will contain a proxy statement / prospectus. INVESTORS AND SECURITY HOLDERS ARE
URGED TO CAREFULLY READ THE PROXY STATEMENT / PROSPECTUS REGARDING THE PROPOSED
TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION. Investors and security holders may obtain a free copy of the proxy statement /
prospectus (when it is available) and other documents containing information about the pending transactions with Florida Bank Group, Inc. and Old Florida Bancshares, Inc., and the merger with
Georgia Commerce Bancshares, Inc., without charge, at the SEC’s website at http://www.sec.gov.
Copies of the proxy statement / prospectus and the SEC filings that will be incorporated by reference in the proxy statement / prospectus may also be obtained for free from the IBERIABANK Corporation website, www.iberiabank.com, under the heading “Investor Information”.
This communication is not a solicitation of any vote or approval, is not an offer to purchase shares of
Georgia Commerce Bancshares, Inc. common stock, nor is it an offer to sell shares of IBERIABANK
Corporation common stock which may be issued in any proposed merger with Georgia Commerce
Bancshares, Inc.  The issuance of IBERIABANK Corporation common stock in any proposed merger with Georgia Commerce Bancshares, Inc. would have to be registered under the Securities Act of 1933, as amended (the “Act”), and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

Compelling
Strategic
Rationale
3 3 3 3 3 3
Transaction Rationale
•
New market acquisition of an Atlanta, Georgia-based commercial bank
•
High quality entrance in a strong growth market
•
Established and complementary customer profile
•
Strong core deposit franchise with $826 million in low-cost deposits
•
Nine bank offices located in Atlanta, MSA – serving the most attractive growth sub-markets in central and northern metro Atlanta
•
Emphasis on small to mid-market C&I / owner-occupied CRE with $731 million in gross loans
•
Adds approximately $1.0 billion in total assets
•
Approximately 1.6% accretive to EPS in 2016 and 5% accretive in 2017
•
Tangible book value dilution of approximately 1.8% at consummation
•
Tangible book value breakeven, including one-time acquisition and conversion related costs, in approximately three and one-half years
•
Transaction has neutral impact on capital ratios
•
Anticipate internal rate of return in excess of 20%
•
Comprehensive due diligence completed, including credit review
•
Strong credit / underwriting culture and excellent asset quality
•
Limited loss content expected (1.8% of gross loans on a par basis)
•
Conversion and integration experience reduces integration risk
Financially
Attractive
Low Risk

Notes:
(1) The agreement provides for a fixed exchange ratio with pricing collars that fix the value received by Georgia Commerce’s shareholders if the weighted average trading price of IBERIABANK Corporation’s common stock were to decline below $58.69 per share, or exceed $71.73 per share, over a specified period.
(2) Assumes common  shares and full exercise of outstanding warrants. No exercise of stock options outstanding.
(3) Assumes all stock options outstanding are cashed out at consummation.
4 4 4 4 4 4
Transaction Overview
•
Tax-free, stock-for-stock exchange
•
Fixed exchange ratio of 0.6134 share of IBERIABANK common stock for each Georgia Commerce Bancshares, Inc. (“Georgia Commerce")
share within price collars and floating exchange ratios outside collars
(1)
Consideration
Deal Value
Valuation
Multiples
Required
Approvals
Timing
•
$189 million for total equity
(2)
outstanding based on IBERIABANK
Corporation’s closing price of $65.21 on December 5, 2014
•
$40.00 per Georgia Commerce common share outstanding
(2)
•
Estimated $6 million in cash liquidation value of all options outstanding
(3)
•
Georgia Commerce shareholder approval
•
Customary regulatory approvals
•
Expected closing in first half of 2015
Shareholders’ Aggregate Value
Equity
(2)
Including Options
(3)
•
181% 186%
•
196% 202%
Price / Total Book:
Price / Tangible Book:

Milton
Big Creek
Woodstock
Acworth
Alpharetta
Kennesaw
Roswell
Johns Creek
Duluth
Peachtree
Marietta
Norcross
Dunwoody
Fair Oaks
Doraville
Smyrna
Lilburn
Powder Springs
Vinings
North Atlanta
Tucker
Austell
Mableton
Stone Mountain
North Decatur
Decatur
Belvedere Park
Redan
Atlanta
Gresham Park
East Point
College Park
Hapeville
Panthersville

Rank Institution Branches Deposits Share %
1 SunTrust Banks Inc. 167 34,822,284 26.8%
2 Wells Fargo & Co. 196 26,377,193 20.3%
3 Bank of America Corp. 139 23,950,719 18.4%
4 BB&T Corp. 90 7,657,337 5.9%
5 Synovus Financial Corp. 43 3,982,474 3.1%
6 Regions Financial Corp. 73 3,310,360 2.6%
7 JPMorgan Chase & Co. 83 2,187,460 1.7%
8 Fidelity Southern Corp. 37 2,172,664 1.7%
9 United Community Banks Inc. 36 2,148,788 1.7%
10 Community & Southern Hldgs Inc 34 2,083,955 1.6%
11 PNC Financial Services Group 67 1,950,726 1.5%
12 Brand Group Holdings Inc. 7 1,511,697 1.2%
13 State Bank Finl Corp. 8 1,221,623 0.9%
14 Hamilton State Bancshares 22 1,216,062 0.9%
15 BankCap Equity Fund LLC 1 995,399 0.8%
17 Georgia Commerce Bancshares 9 831,395 0.6%
Total For Institutions In Market 1,312 129,912,998 100.0%
Entrance Into Georgia
•
IBERIABANK Corporation will have a meaningful presence in the Atlanta market with significant growth potential
•
Metro Atlanta is a strong commercial banking market and provides a natural fill-in for IBERIABANK Corporation in the
Southeastern U.S. banking market
•
IBERIABANK Executive Management (CEO, COO, CCO, and other Senior Credit Officers, etc.) have significant experience in the Atlanta market
•
Atlanta is the fourth largest MSA in the South.  IBERIABANK Corporation will now operate in all of the top five MSAs in that region
5
Source: SNL Financial as of June 30, 2014 Regulatory Data
Atlanta-Sandy Springs-Marietta
Market Share & Rankings

6
6
Franchise Highlights
•
One of metro Atlanta's most successful
community banks in terms of quality growth and
earnings performance
•
3Q14 crossed threshold to over $1 billion in total
assets
•
Successful integrator of three prior acquisitions
– two FDIC and one whole-bank transaction
•
One of few banks in Georgia to issue TARP
preferred stock, and the first to repurchase the
instrument
•
Successfully raised unregistered common equity
capital in two offerings to fund growth
•
High quality management and executive staff
with proven performance in Atlanta market
•
Mark Tipton will become EVP and Georgia
Regional President
•
Rodney Hall will become EVP and Atlanta
Market President
Source: SNL Financial as of September 30, 2014
•
Total Gross Loans: $731 million
•
Total Assets: $1,005 million
•
Total Deposits: $826 million
•
Total Equity: $101 million
common equity
3Q14 Performance
•
ROAA 1.09%
•
ROAE  10.73%
•
Net Interest Margin 4.69%
•
Cost of Deposits 0.40%
•
Tier 1 Leverage Ratio  10.41%
•
Total RBC Ratio 13.64%

C&D 7%
C&I 25%
Multifamily 3%
1-4 Family 26%
Consumer & Other 11%
CRE 28%

C&D 13%
Multifamily 4%
C&I 38%
1-4 Family 17%
Consumer & Other 1%
CRE 27%

C&D 8%
Multifamily 3%
C&I 25%
1-4 Family 26%
CRE 28%
Consumer & Other 10%

Jumbo Time Deposits 8%
Retail Time Deposits 8%
Demand Deposits 26%
MMDA & Savings 41%
NOW & Other Trans. Accts 17%

Jumbo Time Deposits 15%
Demand Deposits 25%
Retail Time Deposits 6%
NOW & Other Trans. Accts 8%
MMDA & Savings 46%

Jumbo Time Deposits 9%
Retail Time Deposits 8%
Demand Deposits 25%
MMDA & Savings 41%
NOW & Other Trans. Accts 17%

Loan and Deposit Composition IBKC GCB Pro Forma (1) Data as of 9/30/14 (1) Excludes purchase accounting adjustments IBKC GCB Pro Forma (1) Loan Composition Deposit Composition 7

8 8 8 8 8 8
•
Approximately 85 people involved in
due diligence process; credit team
included 21 associates performing both
on-site credit file and off-site credit
portfolio reviews
•
Reviewed 94% of outstanding loan
balances and nearly 98% of total
number of loans
•
Approximately 60% of outstanding loan
balances were reviewed on-site with
the remainder analyzed by off-site
portfolio review
•
Majority are in-market loans
•
Primarily focused on commercial lending
•
Good asset quality metrics:
•
$35 million of loans covered under FDIC
loss share protection (5% of total loans)
•
Credit mark of approximately $12.9 million
on a pre-tax par basis.  Fair value mark to
portfolio results in a $8 million write-up to
net book value pre-tax
•
Allowance for loan losses of $7.2 million
Credit Summary
Source: SNL Financial and company documents as of September 30, 2014
Diligence Scope Loan Portfolio Comments
•
Non-performing assets /Assets = 0.43%
(excluding FDIC)
•
Non-performing loans/Loans = 0.81%

9 9 9 9 9 9
Merger Considerations
•
No corporate or bank board seats
•
Georgia Commerce board
members invited to form the
nucleus of IBERIABANK
Corporation’s Atlanta Advisory
Board
•
Two employment contracts
•
Savings equate to approximately
20% compared to Georgia
Commerce’s total expenses
excluding CDI amortization and
FDIC loss share expense
•
No office consolidations
anticipated
Approximately $21 million in pre-tax
costs:
•
$4.5 million in executive and officer retention
•
$3.8 million in contract terminations
•
$2.4 million in change of control payments
•
$1.8 million in system conversions
•
$1.1 million in severance
•
$0.6 million in marketing/communications
•
$6.5 million in other merger-related expense
Costs & Synergies
Merger-Related Costs

10 10 10 10 10 10
Conservative
Financial
Assumptions
Cost Savings:
Merger Related Costs:
Gross loan loss estimate of $12.9 million on a pre-tax
par basis. $8.8 million FMV increase to loans and a $1.3
million write-down to the indemnification asset on a pre-
tax book basis
Current allowance for loan losses of $7.2 million
Annual run-rate cost savings of approximately $5 million on
a pre-tax basis
Approximately $21 million on a pre-tax basis
Approximately 1.6% accretive to EPS in 2016 and 5% accretive in 2017
Tangible book value dilution of approximately 1.8% at consummation
Tangible book value breakeven, including one-time acquisition and conversion related costs, of approximately three and one-half years
Strong pro forma capital ratios
(2)
:
Internal rate of return over 20%; well in excess of our cost of capital
Credit Mark:
Other Marks:
Aggregate negative $0.4 million in other marks
including securities portfolio, OREO, fixed assets and
borrowings
Financial Assumptions & Impact
Attractive
Financial
Impact
Notes:
(1) Excluding CDI amortization and FDIC loss share expense
(2) Pro forma capital ratios include pending Florida Bank Group, Inc., Old Florida Bancshares, Inc. and Georgia Commerce Bancshares, Inc. transactions
Represents approximately of 20% of Georgia
Commerce’s run-rate 2014 non-interest expenses
(1)
Expect run-rate savings to be achieved within six
months of closing
Tangible common equity ratio = 8.5%
Total risk based capital ratio = 12.2%
•
•
•
•
•
•
•
•
•
•
•
•
•
•

GEORGIA
COMMERCE
BANK
RE/MAX GRAND SOUTH
INBETWEEN CAFE

3590 Cobb Pkwy NW
Acworth,  $29.2 million
2970 Peachtree Rd, NW
Atlanta,  $147.0 million
3625 Cumberland Blvd
Atlanta,  $292.1 million
709 Canton Rd. NE, Ste 100
Marietta,  $58.3 million
Source: Georgia Commerce website and SNL Financial
Branch Photos

Georgia Commerce Bank

Georgia Commerce Bank

Georgia Commerce Bank

Georgia Commerce Bank

200 Scientific Dr
Peachtree Corners,  $38.9
100 Springfield Dr.
Woodstock,  $39.7 million
2555 Peachtree Pkwy
Cumming,  $81.7
2221 Johnson Ferry Rd
Atlanta,  $41.4
2987 Clairmont Rd NE
Atlanta,  $103.1
Branch Photos
Source: Georgia Commerce website and SNL Financial

Appendix

14 14 14 14 14 14
Top MSAs In The South
Source: SNL Financial
MSA Market Population
Total
Branches
Total
Deposits
(000's)
% Credit
Unions
Market %
Share Top 3
% Market
Share Top 10
Market
HHI
1 Dallas-Fort Worth, TX TX 6,887,537   2,001 220,191,720 7% 56% 74% 1,474
2 Houston, TX TX 6,352,744   1,890 229,556,456 6% 62% 79% 2,364
3 Miami-Fort Lauderdale-West Palm Beach, FL FL 5,860,668   1,848 192,118,617 3% 39% 69% 782
4 Atlanta, GA GA 5,574,225   1,519 144,245,361 10% 59% 77% 1,558
5 Tampa-St. Petersburg-Clearwater, FL FL 2,886,350   910 66,148,524    17% 43% 75% 1,035
6 Charlotte-Concord-Gastonia, NC NC 2,337,694   689 204,776,078 2% 92% 96% 5,535
7 San Antonio, TX TX 2,294,934   598 43,616,780    37% 44% 79% 2,990
8 Orlando, FL FL 2,277,414   704 44,673,650    9% 55% 81% 1,382
9 Austin-Round Rock, TX TX 1,912,746   623 40,703,576    17% 45% 71% 1,129
10 Nashville, TN TN 1,765,552   691 46,725,597    6% 40% 70% 829
11 Virginia Beach-Norfolk-Newport News, VA VA 1,722,167   531 27,621,538    22% 41% 82% 1,304
12 Jacksonville, FL FL 1,397,575   459 56,478,396    13% 69% 89% 2,808
13 Memphis, TN TN 1,352,761   491 25,719,281    8% 49% 67% 1,176
14 New Orleans-Metairie, LA LA 1,248,999   487 34,642,287    6% 56% 85% 1,647
15 Richmond, VA VA 1,247,586   438 36,340,007    11% 62% 87% 3,223
16 Raleigh, NC NC 1,219,465   392 53,242,215    56% 68% 92% 1,305
17 Birmingham-Hoover, AL AL 1,142,042   456 39,790,121    18% 53% 79% 1,784
18 Greenville-Anderson-Mauldin, SC SC 855,961      331 14,655,727    6% 39% 75% 873
19 Knoxville, TN TN 855,322      402 19,030,553    23% 38% 73% 1,061
20 El Paso, TX TX 846,112      155 10,370,493    34% 50% 89% 1,696
21 McAllen-Edinburg-Mission, TX TX 825,955      183 9,857,503      6% 46% 86% 1,145
22 Baton Rouge, LA LA 824,027      343 21,682,911    15% 57% 80% 2,027
23 Columbia, SC SC 795,973      278 18,128,352    11% 61% 89% 1,882
24 Greensboro-High Point, NC NC 744,253      268 12,744,998    13% 41% 80% 1,022
25 North Port-Sarasota-Bradenton, FL FL 735,292      318 17,143,325    0% 45% 72% 914
26 Little Rock, AR AR 728,263      366 15,942,163    8% 39% 82% 969
27 Charleston-North Charleston, SC SC 719,790      250 11,994,395    15% 44% 79% 1,138
28 Cape Coral-Fort Myers, FL FL 664,763      240 12,794,965    0% 44% 75% 902
29 Winston-Salem, NC NC 653,063      227 42,406,408    7% 84% 96% 6,504
30 Lakeland-Winter Haven, FL FL 623,737      163 8,198,933      29% 46% 89% 1,186
Markets highlighted in yellow indicate current IBKC markets
Markets highlighted in red indicate markets for pending transactions

15%
10%
5%
0%
-5%
-10%
10%
7%
6%
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017
Actual
Forecast

$350k
$300k
$250k
$200k
$150k
$100k
$50k
$0k
1990 1995 2000 2005 2010 2015
Equilibrium Price
Actual Price
Equilibrium Forecast
Actual Forecast

8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Market Job Growth
US Average

20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Unemployment Rate
US Average

15 15 15 15 15 15
Atlanta Market
Home Price Change Home Price Change
Home prices in this market peaked in Q1 2008 at $214,962. Since their peak, prices have fallen by 12%. In the last 12 months, prices have gone up by 10 percent. The average home price in this market is currently $188,751.
In the past 12 months, jobs in this market have grown by 2.4 percent.
This compares to a national increase of 2.0 percent.
Job Growth
Unemployment
The Unemployment Rate in September 2014 was 7.3% versus 7.6% last year.
Source: Local Market Monitor
Home values for Atlanta- Sandy Springs- Marietta are forecast to increase by 10 percent over the next 12 months. Nationally, prices are forecast to increase by 6.3 percent. In the second and third year, prices are forecast to increase 7% and 6%, respectively.

4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
2000
2005
2010
2013
Population Growth
US Average

$1300
$1200
$1100
$1000
$900
$800
$700
$600
$500
$400
2000
2005
2010
2015
2017
Actual Rent
Forecast

7000
6500
6000
5500
5000
4500
4000
3500
3000
2500
2000
1500
1000
500
0
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Single Family
Multi Family

16 16 16 16 16 16
Atlanta Market
Population Growth
The population in this market grew 1.3% in 2013, while the US population grew 0.7%.
Rent Per Month
We forecast rents to increase 15 percent over the next three years in this market, to an average of $1247 per month, partly due to higher inflation.
Total housing permits in October 2014 were up 18 percent from last year. Single family permits were up 14 percent.
Housing Permits Employment By Industry
Source: Local Market Monitor
Industry
% of
Total
US % of
Total Oct-14
12-Month
Job
Growth
Month
Job
Growth
Construction/
Mining
4% 4% 100,700 5.40% 4.00%
Manufacturing 6% 9% 153,600 1.60% 1.40%
Finance 7% 6% 162,900 3.00% 1.20%
Retail Trade 11% 11% 270,200 2.60% 1.80%
Business &
Prof. Services
18% 14% 456,900 3.70% 3.60%
Health Care &
Education
12% 16% 300,100 0.50% 2.10%
Tourism/Hotels 10% 10% 256,900 3.40% 2.80%
Government 13% 16% 319,900 0.60% 0.40%
Total 100% 100% 2,489,100 2.40% 2.00%

IBERIABANK
Corporation™

Member FDIC EQUAL HOUSING LENDER